September 4, 1996



Dialogic Corporation
1515 Route 10
Parsippany, NJ 07054

Gentlemen:

                  You  have  requested  our  opinion  in  connection   with  the
     registration with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of 400,000 shares of the common stock ("Common Stock") of Dialogic Corporation (the "Company") on a registration statement on Form S-8 (the "Registration Statement"). The shares of Common Stock to which the Registration Statement relates are issuable pursuant to the Company's 1988 Incentive Compensation Plan (the "Plan"). An additional 2,551,718 shares of Common Stock issuable under the Plan were registered with the Securities and Exchange Commission on July 11, 1994 pursuant to a Registration Statement on Form S-8 No. 33-81414.

                  We have examined and relied upon originals or copies, authenticated or certified to our satisfaction, of all such corporate records of the Company, communications or certifications of public officials, certificates of officers, directors and representatives of the Company, and such other documents as we have deemed relevant and necessary as the basis of the opinions expressed herein. In making such examination, we have assumed the genuineness of all signatures, the authenticity of all documents tendered to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

                  Based upon the foregoing and relying upon statements of fact contained in the documents which we have examined, we are of the opinion that the shares of Common Stock offered by the Company pursuant to the Plan, when paid for in full by the participants in accordance with the Plan, will be, when issued, legally issued, fully paid and non-assessable.

           We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and any amendment thereto.

                                                   Very truly yours,

                                                   LOWENSTEIN, SANDLER, KOHL,
                                                      FISHER & BOYLAN, P.C.


                                                   By:/s/Laura R. Kuntz
                                                      ______________________
                                                         Laura R. Kuntz